UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2019, Eidos Therapeutics, Inc. (“Eidos”), a partially-owned subsidiary of BridgeBio Pharma, Inc. (the “Company”), and Silicon Valley Bank (the “Bank”) and Hercules Capital, Inc. (“Hercules” and together with Bank, the “Lenders”), entered into a Loan and Security Agreement (the “Loan Agreement”). Under the Loan Agreement, the Lenders will loan to Eidos up to $55,000,000 (the “Term Loan”). As of September 30, 2019, the Company owned 66.3% of the outstanding common stock of Eidos.

The maturity date for the Term Loan is October 2, 2023 (the “Maturity Date”). The interest rate for the Term Loan is a floating per annum rate equal to greater of (a) 8.5% and (b) 3.25% above the Wall Street Journal Prime Rate. The Loan Agreement requires Eidos to make monthly interest only payments until November 1, 2021 and this interest only period may be extended to May 2, 2022 upon meeting a clinical data milestone by September 30, 2021.

The final payment on the Term Loan, due on the Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan, plus a final payment (the “Final Payment”) equal to the original aggregate principal amount of the Term Loan multiplied by 5.95%. Once repaid, amounts borrowed under the Term Loan may not be reborrowed. Eidos may prepay the Term Loan, subject to paying a prepayment fee as set forth in the agreement and the Final Payment.

The Loan Agreement requires Eidos to pay an aggregate non-refundable commitment fee of $275,000 and reimburse certain Lenders’ expenses. The Loan Agreement also requires Eidos to make and maintain certain customary financial covenants, representations and warranties and other agreements. The Loan Agreement also contains customary events of default, including non-payment of principal or interest, violations of covenants, bankruptcy and material judgments. Eidos’ obligations to the Lenders are secured by substantially all of Eidos’ assets, excluding intellectual property.

Eidos intends to use any proceeds from the Term Loan for general corporate purposes.

The foregoing description of the Term Loan is only a summary and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On November 16, 2019, the Company issued a press release titled, “BridgeBio and Eidos Present Data from Phase 2 Open Label Extension Suggesting Long-term Tolerability of AG10 and Stabilization of Transthyretin Amyloid Cardiomyopathy Disease Measures” (the “Press Release”). A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Loan and Security Agreement dated November 13, 2019 between Eidos Therapeutics, Inc., a partially owned subsidiary of Registrant, as borrower, Silicon Valley Bank and Hercules Capital, Inc., together as lenders.

99.1	Press release dated November 16, 2019.

†	Portions of this exhibit have been omitted as confidential information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2019	BridgeBio Pharma, Inc.

/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer